EXHIBIT 10.15



                        EMPLOYMENT AGREEMENT

                               BETWEEN

                     DENTSPLY INTERNATIONAL INC.

                                 AND

                            RUDOLF LEHNER




THIS  AGREEMENT  is entered  into  effective  as of October 1,
2001, by  and  between  DENTSPLY   International   Inc.,  a
Delaware  USA  corporation   ("the  Company")  and  Rudolf  Lehner,
("Employee").

WHEREAS, Employee currently is a Managing Director and holds the title of Chief Operating Officer for Degussa Dental GmbH & Co. KG ("DD") under a service contract dated July 4, 2000 (the "Service Contract");

WHEREAS, Dentsply, through its indirect wholly owned subsidiary, Dentsply Hanau KG ("Dentsply Hanau"), is acquiring DD;

WHEREAS, Dentsply and Employee desire to enter an agreement for the employment of Employee, in connection with the business of Dentsply Hanau, to replace all prior Service Contracts; and

WHEREAS, it is in the best interest of the Company and Employee that the terms and conditions of Employee's services be formally set forth.

NOW THEREFORE, in consideration of the mutual covenants herein, the parties agree as follows:

1.    Services

1.1 The Service Contract between Employee and DD is terminated as of the effective date of this Agreement.


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1.2   The  Employee  shall be  employed by  Dentsply  and  Employee accepts such employment and agrees to serve the Chief Operating Officer of Dentsply Hanau until July 2, 2002 and,  thereafter,  as  a  Senior  Vice  President  of  the
         Company,   responsible  for  the  operations  of  Dentsply
         Hanau,  effective  as of the date  stated  above,  and, if
         elected  thereto,   as  an  officer  or  director  of  any
         Affiliate, for the term and on the conditions herein set forth. Employee shall be responsible for the activities
         and  duties  presently   associated  with  this  position.
         Employee   shall   perform   such   other   services   not
         inconsistent with his position as shall from time to time be assigned to him by the Board of Directors, the Chief
         Executive   Officer  or  the  President  of  the  Company.
         Employee's services shall be performed at a location suitable for the performance of the Employee's assigned duties.

1.3 Employee shall at all times devote his full business time and efforts to the performance of his duties and to
         promote  the  best   interests  of  the  Company  and  its
         Affiliates.

2. Period of Employment. Employment of the Employee hereunder shall begin and continue from the effective date set forth above and terminate on the happening of any of the following events:

2.1   Death  The date of death of Employee;

2.2   Termination   by  Employee   Without  Good  Reason  The  date
           specified in a written notice of termination given to the Company by Employee not less than one hundred eighty (180) days in advance of such specified date, at which date the Employee's obligation to perform services pursuant to this Agreement shall cease.

2.3   Termination  by Employee  with Good  Reason  Thirty (30) days following the date of a written notice of termination given to the Company by Employee within thirty (30) days after any one or more of the following events have occurred:

(a)   failure by the  Company to maintain  the  duties,  status and responsibilities of the Employee at a level substantially no less than those of Employee's position as of the date of the Agreement, or

(b)   a reduction  by the Company in  Employee's  base salary as in effect as of the date hereof plus all increases therein subsequent thereto; other than any reduction implemented as part of a formal austerity program approved by the Board of Directors of Dentsply and applicable to all continuing employees of the Company, provided such reduction does not reduce Employee's salary by a percentage greater than the average reduction in the compensation of all employees who continue as employees of the Company during such austerity program; or


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(c)   the  failure  of the  Company  to  maintain  and to  continue
                Employee's participation in the benefit plans of the Company or Dentsply Hanau, as applicable, in accordance with the provisions of such plans, as
                in   effect   from   time   to   time  on  a  basis
                substantially equivalent to the participation and benefits of Company employees similarly situated to the Employee; or

(d)   any substantial  and  uncorrected  breach of the Agreement by the Company.

2.4 Termination by the Company Upon written notice of termination given to Employee by the Company not less than one hundred eighty (180) days in advance of the date of termination, the Employee's obligation to perform services pursuant to this Agreement shall cease as of the date of termination stated in such notice. The Company may release the Employee from the performance of services after the provision of notice of termination.

3.    Payments to Employee

3.1   During the Period of  Employment,  the Employee shall be paid for all services to be performed by Employee hereunder, a salary of not less than 262,824 Euro per annum during 2001 and 295,677 Euro per annum beginning in 2002, or such larger amount as may from time to time be fixed by the Board of Directors of the Company or, if applicable, by the Human Resources (or successor ) Committee of the Board, payable in accordance with the normal pay schedule for Dentsply Hanau, or other Affiliate where Employee may be working.

3.2   During the Period of  Employment,  Employee shall be entitled to participate in all plans and other benefits made available by the Company generally to its German operations executive employees, provided that Employee will be paid a bonus amount by the Company so that Employee's total bonus in 2001 paid by DD and the Company is no less than 109,510 Euro. Any payments to be made to Employee under other provisions of this
           Section 3 shall not be diminished by any payments made or to be made to Employee or his designees pursuant to any such plan, nor shall any payments to be made to Employee or his designees pursuant to any such plan be diminished by any payment made or to be made to Employee under other provisions of this Section 3.

3.3   Upon  termination  of the Period of  Employment  for whatever reason, Employee shall be entitled to receive the compensation accrued and unpaid as of the date of his termination. If Employee at the time of termination is eligible to participate in any Company incentive or bonus plan then in effect, Employee shall be entitled to receive a pro-rata share of such incentive or bonus award based upon the number of days he is employed during the plan year up to the date of his termination. Such pro-rata amount shall be calculated in the usual way and paid at the usual time.


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3.4   If the  Period  of  Employment  terminates  upon the death of
           Employee, the Company shall continue payment of his then current salary for a period of 12 months from the date of death, together with his pro-rata share of any incentive or bonus payments due for the period prior to his death, to Employee's designated beneficiary or, if no beneficiary has been effectively designated, then to Employee's estate.

3.5   If the Period of  Employment  is  terminated  by the Employee under Section 2.3, or by the Company under Section 2.4, the Company shall continue to pay compensation and provide benefits to the employee as provided in this
           Section 3.5 for a period (the "Termination Period") beginning on the date of termination and ending on the earlier of: (i) the second annual anniversary of the date that the Company provided notice to the Employee under Section 2.4; or (ii) the date on which the Employee would attain age 65, as follows:

(a)   Compensation  shall  be paid to the  Employee  at the rate of salary  being paid to  Employee  under  Section 3.1
                immediately   before   the   date  of   notice   of
                termination.

(b)   Bonus  and  incentive  compensation  shall  be  paid  to  the
                Employee in accordance with plans approved by the Board of Directors and similar to which the Employee participated at the date of notice of termination, using the same formula and calculations under any such plan as if termination had not occurred. The Employee shall not be entitled to receive any further grants of stock options under any stock option or similar such plan subsequent to the date of termination but outstanding stock options shall continue to vest during the Termination Period in accordance with the applicable stock option plan.

(c)   Employee  shall  receive  the  benefits  that would have been accrued by the Employee during the Termination Period from participation by the Employee under any pension, profit sharing, employee stock ownership plan ("ESOP") or similar retirement plan or plans of the Company or any Affiliate in which the Employee participated immediately before the date of notice of termination, in accordance with the terms of any such plan (or, if not available, in lieu thereof be compensated for such benefits), based on service the Employee would have had during the Termination Period and compensation
                (and, if applicable, bonus and incentive compensation)as determined under Section (a) (and, if applicable, Subsection (b) above);


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(d)   Employee  shall  receive   continued   coverage   during  the
                Termination  Period under all employee  disability,
                annuity,   insurance  or  other  employee   welfare
                benefit  plans,  programs  or  arrangements  of the
                Company  or  any   Affiliate   in  which   Employee
                participated   immediately  before  the  notice  of
                termination,   plus  all  improvements   subsequent
                thereto (or, if not available, in lieu thereof be compensated for such coverage); and

(e)   In the event of the death of Employee  during the Termination
                Period, the Company shall continue to make the payments under Subsections 3.5(a) for the period which is the lesser of the remainder of the Termination Period or twelve (12) months and shall pay any bonuses under Subsection 3.5 (b) on a pro-rata basis until the date of Employee's death, to Employee's designated beneficiary or, if no beneficiary has been effectively designated, then to Employee's estate.

           Except as provided in Section 3.6, payment of compensation under Subsection 3.5(a) above shall be made at the same time as payments of compensation under
           Section 3.1, and payments of other benefits under Subsection 3.5(b) and (c) shall be paid at the same time and to the same person as compensation or benefits would have been paid under the plan, program or arrangement to which they relate (after taking into account any election made by the Employee with respect to payments under such plan, program or arrangement and shall be pro-rated for any partial year through the date of expiration of the Termination Period).

3.6   If at any time  after a  Change  of  Control  the  Period  of
           Employment is terminated by the Employee under Section 2.3, or the Company terminates or gives written notice of termination of the Period of Employment to the Employee (whether or not in accordance with Section 2.4), then in lieu of the periodic payment of the amounts specified in Subsections 3.5(a), (b) and (c) (except as may be otherwise prohibited by law or by said plans), the Company, at the written election of Employee, shall pay to Employee within five (5) business days of such termination or notice of termination the present value of the amounts specified in Subsections 3.5(a), (b) and (c), discounted at the greatest rate of interest then payable by Mellon Bank (or its successor) on any federally insured savings account into which Employee could deposit such amount and make immediate withdrawals therefrom without penalty, and shall provide for the remainder of the Termination Period, if any, the benefit coverage required by Subsection 3.5(d). Employee shall not be required to mitigate damages payable under this Section 3.6.


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3.7   In no  event  will  the  Company  be  obligated  to  continue
           Employee's compensation and other benefits under the Agreement beyond Employee's sixty-fifth (65th) birthday or if Employee's employment is terminated because of
           gross  negligence  or  significant   willful  misconduct
           (e.g.   conviction  of   misappropriation  of  corporate
           assets or serious criminal offense).

4. Non-Competition Agreement During the Period of Employment, the Termination Period, and for a period of two (2) years after the termination of the Termination Period, Employee shall not, without the written consent of the Company, directly or indirectly be employed or retained by, or render any services for, or be financially interested in, any firm or corporation engaged in any business which is competitive with any business in which the Company or any of its Affiliates may have been engaged during the Period of Employment. The foregoing restriction shall not apply to the purchase by Employee of up to 5% of the outstanding shares of capital stock of any corporation whose securities are listed on any national securities exchange.

5.    Loyalty   Commitments   During   and  after  the   Period  of
Employment: (a) Employee shall not disclose any confidential business information about the affairs of the Company or any of its Affiliates; and (b) Employee shall not, without the prior written consent of the Company, induce or attempt to induce any employee or agency representative of the Company or any Affiliate to leave the employment or representation of the Company or such Affiliate.

6. Separability of Provisions The terms of this Agreement shall be considered to be separable from each other, and in the event any shall be found to be invalid, it shall not affect the validity of the remaining terms.

7. Binding Effect This Agreement shall be binding upon and inure to the benefit of (a) the Company and its successors and assigns, and (b) Employee, his personal representatives, heirs and legatees.

8.    Entire  Agreement  This  Agreement   constitutes  the  entire
agreement between the parties and supersedes and revokes all prior oral or written understandings between the parties relating to Employee's employment, including specifically the Service Contract dated July 4, 2000 and all prior Service Contracts, except with respect to matters addressed in the offer letter dated July 31, 2001 between the parties, to the extent such matters are not covered in this Agreement. The Agreement may not be changed orally but only by a written document signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

9.    Definitions   The   following   terms  herein  shall  (unless
otherwise  expressly   provided)  have  the  following   respective
meanings:


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9.1   "Affiliate"  when used with  reference  to the Company  means
         any   corporations,   joint  ventures  or  other  business
         enterprises    directly   or    indirectly    controlling,
         controlled  by, or under common  control with the Company.
         For   purposes  of  this   definition,   "control"   means
         ownership  or  power  to vote  50% or  more of the  voting
         stock,    venture    interests    or   other    comparable
         participation in such business enterprises.

9.2 "Period of Employment" means the period commencing on the date hereof and terminating pursuant to Section 2.

9.3 "Beneficiary" means the person or persons designated in writing by Employee to Company.

9.4 "Change of Control" means any event by which (i) an Acquiring Person has become such, or (ii) Continuing Directors cease to comprise a majority of the members of the Board of Directors of the Company or the applicable Parent of the Company (a "Board"). For purposes of this definition:

(a)   An  "Acquiring  Person" means any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect on the date of this Agreement (the "Exchange Act") who or which, together with all affiliates and associates (as defined in Rule 12B-2 under the Exchange Act) becomes, by way of any transaction, the beneficial owner of shares of the Company, or such Parent, having 20% or more of (i) the then outstanding shares of Common Stock of the Company or such Parent, or (ii) the voting power of then outstanding voting securities of the Company, or such Parent, entitled to vote generally in the election of directors of the Company or such Parent; and

(b)   "Continuing  Director"  means any  member  of a Board,  while such person is a member of such Board who is not an Acquiring Person, or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such affiliate or associate and who (i) was a member of such Board prior to the date of this Agreement, or (ii) subsequently becomes a member of such Board and whose nomination for election or election to such Board is recommended or approved by resolution of a majority of the Continuing Directors or who is included as a nominee in a proxy statement of the Company or the applicable Parent distributed when a majority of such Board consists of Continuing Directors.


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9.5   "Parent"   means  any   Affiliate   directly  or   indirectly
         controlling (within the meaning of Section 9.1) the Company.

10. Notices Where there is provision herein for the delivery of written notice to either of the parties, such notice shall be deemed to have been delivered for the purposes of this Agreement when delivered in person, by recognized delivery service, or placed in a sealed, postpaid envelope addressed to such party and mailed by registered mail, return receipt requested to the address set forth below or the most recent address as may be on the Company records for the Employee:

           Rudolf Lehner                  Drosselweg Number 2
                                          Alzenau, Germany
                                          63755


           DENTSPLY International Inc.    570 West College Avenue
                                          York, PA    17405
                                          Attention:  Secretary

11. Arbitration Any controversy arising from or related to the Agreement shall be determined by arbitration in the City of London, England, in accordance with the rules of the United
States, American Arbitration Association, and judgment upon any such determination or award may be entered in any court having jurisdiction. The arbitration shall be conducted in the English language. In the event of any arbitration between Employee and Company related to the Agreement, if employee shall be the successful party, Company will indemnify and reimburse Employee against any reasonable legal fees and expenses incurred in such arbitration.



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12.   Applicable  Law  the  Agreement  shall  be  governed  by  and construed in accordance with the laws of the Commonwealth of Pennsylvania.

      IN WITNESS WHEREOF, the parties have executed the Agreement on the day and year first above written.

Attest:                             DENTSPLY INTERNATIONAL INC.


__________________________________  By:
Secretary                           ________________________________
                                            Chief Executive Officer




                                    ------------------------------------
                                            Rudolf Lehner

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